UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2025

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

In connection with Jack Hightower’s retirement and resignation from employment with the Company and his resignation from the Board (as discussed herein), on September 15, 2025, HighPeak Pure Acquisition, LLC, HighPeak Energy, LP and HighPeak Energy II, LP (collectively, the “Principal Stockholder Group”) and Mr. Hightower have amended the governing documents of such entities comprising the Principal Stockholder Group to provide that each of the members of the Principal Stockholder Group is no longer controlled by Mr. Hightower and will be governed by a committee consisting of Daniel Silver, Michael Hollis and Ryan Hightower, with each member of the committee having equal discretionary voting authority. The Principal Stockholder Group, which as of the Separation Date excludes Mr. Hightower’s holdings, holds approximately 64.4% of the Company Common Stock.

For the avoidance of doubt, the amendments to the governing documents do not constitute a “change in control” under any of the Company’s debt instruments. The Stockholder’s Agreement, dated August 21, 2020, by and among the Company, Mr. Hightower, HighPeak Energy III, LP and the Principal Stockholder Group (the “Stockholders’ Agreement”), continues to govern with respect to the Director Designees (such term as defined in the Stockholders’ Agreement) of the Principal Stockholder Group.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On September 16, 2025, the Company announced Jack Hightower’s retirement and resignation from his role as Chief Executive Officer and Chairman of the Board of the Company, effective as of September 15, 2025 (the “Separation Date”).

In connection with Mr. Hightower’s notice of retirement and resignation from employment with the Company and his resignation from the Board, the Company entered into a Separation Agreement and General Release of Claims with Mr. Hightower on September 15, 2025 (the “Separation Agreement”), pursuant to which Mr. Hightower releases the Company and its affiliates from certain liabilities and agrees to certain restrictive covenants. The Company, in turn, confirms that it shall release Mr. Hightower from certain liabilities and provide Mr. Hightower with certain payments and benefits pursuant to the terms and conditions of the Separation Agreement, as described below, which, among other things, modify the benefits provided under Mr. Hightower’s outstanding equity awards, namely, his outstanding stock option grant notices and agreements, dated August 24, 2020, November 4, 2021, May 4, 2022, and August 15, 2022, respectively (the “Stock Option Agreements”), and his certain restricted stock agreement and the amendment thereto, dated November 4, 2023 and October 31, 2024, respectively (the “Restricted Stock Agreement”).

The Separation Agreement provides for the following:

●	Mr. Hightower’s 1,385,500 unvested shares outstanding under the Restricted Stock Agreement shall fully vest as of the Separation Date.
●
The period in which Mr. Hightower may exercise the stock options pursuant to the 2020 and 2021 Stock Option Agreements shall be extended such that the stock options pursuant to such agreements shall remain exercisable by Mr. Hightower until the date that is twelve (12) months following the Separation Date. Mr. Hightower shall forfeit the right to exercise the outstanding stock options granted pursuant to the 2022 Stock Option Agreements as of the Separation Date.

●	Mr. Hightower shall receive a cash separation payment in the amount of $2,400,000, payable on the Company’s next regularly scheduled payroll date after the Separation Date.
●	The Company shall also register Mr. Hightower’s 1,532,477 founder’s shares as soon as reasonably possible following the Separation Date.

Other than as provided above, no new or additional benefits or compensation in excess of what Mr. Hightower has a legal right to in connection with his resignation from the Company and the Board shall be provided to Mr. Hightower. The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference. Mr. Hightower has indicated to the Company that his retirement and resignation is not the result of any dispute or disagreement with the Company or any member of the Board or senior management team on any matter relating to the Company’s operations, policies or practices.

The Company also announced that Michael L. Hollis, the Company’s current President and a member of the Board, will serve as Interim Chief Executive Officer, effective as of September 15, 2025. The Board is working to identify a permanent Chief Executive Officer, and Mr. Hollis will serve until the earliest to occur of the appointment of a permanent successor or his death, disability, resignation or removal. Mr. Hollis now serves as the principal executive officer of the Company.

Mr. Hollis, 50, has served as the Company’s President and as a member of the Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as President of Pure Acquisition Corp. (“Pure”) (Nasdaq: PACQ) from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling since 2011. Since 2011, Mr. Hollis also served on the board of directors for Diamondback as well as on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM). Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation (now known as Expand Energy Corp.) and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 25 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering. Mr. Hollis does not have any family relationships with any of the Company’s executive officers or directors. Mr. Hollis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At the time of the filing of this Current Report on Form 8-K, the Company has not finalized any additional compensatory arrangement with Mr. Hollis in connection with his appointment as Interim Chief Executive Officer. Upon the entry by the Company into any such material compensatory or other arrangements with Mr. Hollis, the material terms of such agreement or arrangement will be disclosed on a Form 8-K and filed by the Company with the Securities and Exchange Commission.

Stockholders’ Agreement Director Designee and New Board Appointment

In connection with Mr. Hightower’s resignation from the Board, the Board appointed Daniel Silver, current Vice President Finance of the Company, to serve as a director, effective as of the Separation Date. Mr. Silver was appointed as the Director Designee of the Principal Stockholder Group, pursuant to Section 3.1 of the Stockholder’s Agreement. He will continue to serve as Vice President Finance of the Company.

Mr. Silver, age 42, has served as the Vice President Finance of the Company since August 2020, and prior to that had served as Managing Director of the Company since January 2014. He holds a B.B.A. summa cum laude from Mays Business School at Texas A&M University. Other than the Stockholders’ Agreement, there are no other arrangements or understandings between Mr. Silver and any person pursuant to which Mr. Silver was selected as a director, and no family relationships exist between Mr. Silver and any director or executive officer of the Company. Mr. Silver is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 7.01         Regulation FD Disclosure.

On September 16, 2025, the Company issued a press release announcing Mr. Hightower’s retirement and resignation, Mr. Hollis’s appointment as Interim Chief Executive Officer and Mr. Silver’s appointment as the Director Designee of the Principal Stockholder Group, in addition to the other management and Board changes discussed in this Current Report on Form 8-K. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims by and between the Company and Jack Hightower, effective September 15, 2025.
99.1	Press Release dated September 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: September 16, 2025
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer